EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NGC CORPORATION

         FIRST: The name of the corporation is NGC CORPORATION (the "Corporation").

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:

         A. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 450,000,000 shares, divided into two classes as follows: (i) 50,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"); and (ii) 400,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

         B. PROVISIONS RELATING TO THE PREFERRED STOCK.

                  1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation as hereafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each such series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (i) whether or not such series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other series or class of stock;

                  (ii) the number of shares to constitute such series and the designations thereof;

                  (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such series;

                  (iv) whether or not the shares of any such series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (v) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                  (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (vii) the preferences, if any, and the amounts thereof which the holders of any such series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (viii) whether or not the shares of any such series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (ix) such other special rights and provisions with respect to any such series as may to the board of directors of the Corporation seem advisable.

         3. The shares of each series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         C. PROVISIONS RELATING TO THE SERIES A PARTICIPATING PREFERRED STOCK.

         1. DESIGNATION AND AMOUNT. The shares of such series of Preferred Stock shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred"), $0.01 par value per share, and the number of shares of Preferred Stock constituting such series shall be 8,000,000.

         2. DIVIDENDS AND DISTRIBUTION. Subject to the provision for adjustment hereinafter set forth, the holders of the Series A Preferred shall be entitled to receive dividends or distributions equal per share in amount and kind to any dividend or distribution payable on shares of Common Stock, when and as the same are declared by the Board of Directors out of any funds legally available therefor and paid to the holders of Common Stock, and no dividend may be declared and paid on Common Stock unless an identical dividend or distribution is declared and paid concurrently on Series A Preferred. If, however, at any time after the date of original issuance of Series A Preferred, the Corporation shall subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the amount to which holders of the Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of the Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of the Common Stock outstanding immediately prior to such event. The Corporation will have the right to issue shares of capital stock that are senior or junior to or on a parity with the Series A Preferred with respect to dividends without the approval or consent of the holders of Series A Preferred.

         3. VOTING RIGHTS. Except as provided by law, the holders of the Series A Preferred shall have no voting rights on any matter.

         4. REDEMPTION. The shares of the Series A Preferred shall not be redeemable.

         5. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred unless, prior thereto, the holders of the Series A Preferred shall have received $1.00 per share. All assets of the Corporation available for distribution after the liquidation preferences are fully met of the Series A Preferred and any shares senior to or on a parity with the Series A Preferred with respect to liquidation preferences shall be distributed ratably among the holders of the Series A Preferred and Common Stock in proportion to the number of shares of Series A Preferred and Common Stock outstanding at the time of such liquidation, dissolution or winding up of the Corporation. The Corporation will have the right to issue shares of capital stock that are senior or junior to or on a parity with the Series A Preferred with respect to the liquidation, winding-up or dissolution of the Corporation without the approval or consent of the holders of the Series A Preferred.

         6. CONVERSION. The Series A Preferred may be converted at the option of the holder thereof, or shall be converted automatically without any action on the part of the holder thereof, into shares of Common Stock, on the terms and conditions set forth in this Section 6. For purposes of this section 6, the term "affiliate" shall mean any corporation, partnership or other entity that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as such regulations are in effect on the date hereof, and the term "Person" shall mean any individual, firm, corporation, partnership, association, trust, joint venture, legal entity, political subdivision or instrumentality or other organization.

                  (A) RIGHT TO CONVERT. Subject to the provisions for adjustment hereinafter set forth, each share of the Series A Preferred shall be convertible, at the option of the holder, at any time after the date of issuance of such share, into one share of Common Stock as follows:

                           (i) To the extent necessary (a) to avoid dilution of the holder's percentage ownership of the issued Common Stock, provided that, with respect to dilution resulting from the issuance of additional compensatory options as approved by not less than eighty-five percent (85%) of the entire Board of Directors, the holder would have no such conversion right so long as its ownership of Common Stock would still be greater than twenty percent (20%) of the issued Common Stock, assuming for this purpose that all shares of Common Stock subject to currently exercisable options and warrants were issued and outstanding, or (b) to maintain a percentage ownership of the issued Common Stock at least equal to that of the then largest other stockholder of the Corporation;

                           (ii) To the extent necessary, if any Person other than the holder of Series A Preferred or an affiliate of such holder makes a tender offer for Common Stock and such holder desires to tender the shares of the Series A Preferred in the same proportion as it tenders Common Stock;

                           (iii) Upon approval by the stockholders of the Corporation of any merger or recapitalization proposal in which the Series A Preferred would be treated differently than Common Stock; and

                           (iv) Upon approval by the Corporation's stockholders of any (a) sale of all or substantially all of the assets of the Corporation or (b) liquidation, dissolution or winding up of the Corporation.

         (B) AUTOMATIC CONVERSION. Subject to the provisions for adjustment hereinafter set forth, each share of the Series A Preferred shall be automatically converted into one share of Common Stock upon a sale or other transfer (by operation of law, merger or otherwise) by the holder of such shares to any Person other than an affiliate of the holder.

                  (C) CONVERSION RATE ADJUSTMENTS. The Conversion Rate of the Series A Preferred shall be subject to adjustment as hereinafter set forth. If at any time the Corporation shall subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of the Series A Preferred would have been entitled to receive after the happening of any and all of the events described above had such share been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.

                  (D) MECHANICS OF CONVERSION. The holder of any shares of the Series A Preferred may exercise its option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of the Series A Preferred to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series A Preferred so converted shall be entitled (and/or any other consideration to which the holders of such shares of Common Stock would then be entitled) and (ii) if less than the full number of shares of the Series A Preferred evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made upon receipt by the Corporation of such notice and such surrendered certificate or certificates representing the shares of the Series A Preferred to be converted, so that the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith (and/or any other consideration to which the holders of such shares of Common Stock would then be entitled), and such holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

         D.       PROVISIONS RELATING TO THE COMMON STOCK.

                  1. Except as otherwise required by law, and subject to any special voting rights which may be granted any series of Preferred Stock in the board of directors resolution which creates such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such other holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

                  2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the board of directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, or otherwise.

                  3. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock and the holders of Series A Preferred in accordance with their respective rights and interest, to the exclusion of the holders of any other series of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

                  4. Without the consent of the holders of eighty-five percent (85%) of the outstanding Common Stock, the Corporation may (and may permit any subsidiary of the Corporation over which it has control to) sell the following products:

                  (i) crude oil;

                  (ii) other products usually and normally refined as petroleum products from crude oils; and

                  (iii) natural gas liquids or liquefied petroleum gases;

irrespective of where such sales or products are made, only when the seller has no actual knowledge that the sale is not for consumption or resale in one or more of the following areas:

                  (i) the United States or any of its territories or possessions;

                  (ii) any country wholly located in the Western Hemisphere and/or Europe or surrounded by the Mediterranean Sea;

                  (iii) any country all of the territory of which was formerly contained within the Union of Soviet Socialist Republics;

                  (iv) any country whose territory is contained within the territories constituting as of the date hereof the countries known as Algeria, Angola, Benin, Burkina Faso, Cameroon, Central African Republic, Chad, Congo, Cote D'Ivoire, Equatorial Guinea, Gabon, Gambia, Ghana, Greenland, Guinea, Guinea Bissau, Iceland, Liberia, Libya, Mali, Mauritania, Mongolia, Morocco, Niger, Nigeria, Rio Muni, Senegal, Sierra Leone, Togo, Tunisia, Turkey, Western Sahara and/or Zaire;

                  (v) Antarctica; and

                  (vi) international waters;

unless (a) otherwise permitted by the terms of that certain Scope of Business Agreement, dated May 22, 1996, between the Corporation and Chevron Corporation, as the same may from time to time be amended in accordance with the terms thereof, or (b) such Scope of Business Agreement is terminated pursuant to its terms, upon which termination the provisions of this paragraph 4 shall be of no further force and effect. A copy of such Scope of Business Agreement, as the same may be amended, shall be available for inspection by any stockholder of the Corporation at the principal offices of the Corporation. Except as indicated above or as may otherwise be provided in this Certificate of Incorporation or by Delaware law, stockholders shall have no right to approve specific business activities of the Corporation, and the above provisions shall not otherwise affect corporate powers and purposes as stated in Article III.

         E.       GENERAL.

         1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

         2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; PROVIDED, HOWEVER, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

         FIFTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, other legal entity, political subdivision, or instrumentality or other organization) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof (to the extent permitted by applicable law), or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


         SIXTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee or directors thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee or directors thereof, independent legal counsel or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise. The Company shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the board of directors of the Company.

         The Corporation's obligation, if any, to indemnify or advance expenses to any person who was or is serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement from such other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         Any repeal or amendment of this Article SIXTH shall be prospective only and shall not affect the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article SIXTH.

         SEVENTH: The board of directors shall have the power to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the board of directors or to make new Bylaws) to the extent and in the manner provided in the Bylaws; PROVIDED, HOWEVER, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the board of directors or to make new Bylaws solely upon the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article EIGHTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of Delaware.

         NINTH: The number of directors constituting the board of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Each director of the Corporation shall hold office until the next annual meeting of stockholders or until his or her successor shall have been duly elected and qualified. Directors need not be elected by written ballot.